Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2020 Results

Q4 Net Revenue Growth of 45% Year over Year to $3.7 billion
31.2 million Active Customers, up 54% Year over Year

BOSTON, MA — February 25, 2021 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its fourth quarter and full year ended December 31, 2020.
Fourth Quarter 2020 Financial Highlights
•Total net revenue of $3.7 billion increased $1.1 billion, up 44.9% year over year
•U.S. net revenue of $3.0 billion increased $0.9 billion, up 40.1% year over year
•International net revenue of $671.8 million increased $278.2 million, up 70.7% year over year. International segment Net Revenue Constant Currency Growth was 66.7%
•Gross profit was $1.1 billion, or 29.0% of total net revenue
•Net income was $23.8 million
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin were $263.2 million and 7.2% of total net revenue
•Diluted earnings per share was $0.23
•Non-GAAP Adjusted Diluted Earnings Per Share was $1.24
•Non-GAAP Free Cash Flow was $128.3 million
•Cash, cash equivalents and short- and long-term investments totaled $2.6 billion
Full Year 2020 Financial Highlights
•Total net revenue of $14.1 billion increased $5.0 billion, up 55.0% year over year
•U.S. net revenue of $11.9 billion increased $4.1 billion, up 53.3% year over year
•International net revenue of $2.2 billion increased $0.9 billion, up 64.8% year over year. International segment Net Revenue Constant Currency Growth was 64.9%
•Gross profit was $4.1 billion, or 29.1% of total net revenue
•Net income was $185.0 million
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin were $946.9 million and 6.7% of total net revenue
•Diluted earnings per share was $1.86
•Non-GAAP Adjusted Diluted Earnings Per Share was $5.04
•Non-GAAP Free Cash Flow was $1.1 billion

“In Q4, Wayfair delivered another solid quarter of growth, profitability, and free cash flow. Online shopping behavior is becoming increasingly entrenched and consumer demand for the home category remains strong. Wayfair is capitalizing on these tailwinds by delivering a truly differentiated experience for both customers and suppliers. In the process, we are cementing our position as the leading platform for the Home, reinforcing our brand to tens of millions of customers, and developing innovative and value-added solutions for thousands of our suppliers,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “As we look beyond the pandemic period, we are confident that our long-term orientation and years of investments should translate to compounding share gains and increasing profitability in a rapidly growing e-commerce market.”

Other Fourth Quarter Highlights
•The number of active customers reached 31.2 million as of December 31, 2020, an increase of 53.7% year over year
•LTM net revenue per active customer was $453 as of December 31, 2020, an increase of 1.1% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.96 for the fourth quarter of 2020, compared to 1.86 for the fourth quarter of 2019
•Repeat customers placed 72.5% of total orders delivered in the fourth quarter of 2020, compared to 68.6% in the fourth quarter of 2019
•Repeat customers placed 11.9 million orders in the fourth quarter of 2020, an increase of 55.6% year over year
•Orders delivered in the fourth quarter of 2020 were 16.5 million, an increase of 47.1% year over year
•Average order value was $223 for the fourth quarter of 2020, compared to $226 for the fourth quarter of 2019
•In the fourth quarter of 2020, 59.9% of total orders delivered were placed via a mobile device, compared to 54.8% in the fourth quarter of 2019

Key Financial and Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,670,851	$2,533,490	$14,145,156	$9,127,057
Gross profit	1,064,590	577,355	4,112,171	2,147,332
Income (loss) from operations	100,565	(305,421)	360,349	(929,941)
Net income (loss)	23,818	(330,222)	184,996	(984,584)
Earnings (loss) per share:
Basic	$0.24	$(3.54)	$1.93	$(10.68)
Diluted	$0.23	$(3.54)	$1.86	$(10.68)
Key Operating Metrics:
Active Customers	31,194	20,290	31,194	20,290
LTM Net Revenue Per Active Customer	$453	$448	$453	$448
Orders Delivered	16,473	11,195	60,999	37,641
Average Order Value	$223	$226	$232	$241
Non-GAAP Financial Measures:
Adjusted EBITDA	$263,240	$(180,159)	$946,888	$(496,544)
Free Cash Flow	$128,290	$(158,510)	$1,082,297	$(597,698)
Adjusted Diluted Earnings (Loss) per Share	$1.24	$(2.80)	$5.04	$(8.03)
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2020 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting http://bit.ly/39Qb3pC. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at http://bit.ly/3odrjpS and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 22 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes – from product discovery to final delivery.
The Wayfair family of sites includes:
•Wayfair - Everything home for every budget.
•Joss & Main - Stylish designs to discover daily.
•AllModern - The best of modern, priced for real life.
•Birch Lane - Classic home. Comfortable cost.
•Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $14.1 billion in net revenue for full year 2020. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs more than 16,000 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments and the impact of the novel coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2020	2019
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$2,129,440	$582,753
Short-term investments	461,698	404,252
Accounts receivable, net	110,299	99,720
Inventories	52,152	61,692
Prepaid expenses and other current assets	292,213	228,721
Total current assets	3,045,802	1,377,138
Operating lease right-of-use assets	808,375	763,400
Property and equipment, net	684,306	624,544
Long-term investments	—	155,690
Other noncurrent assets	31,446	32,276
Total assets	$4,569,929	$2,953,048
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,156,624	$908,097
Other current liabilities	1,008,970	703,422
Total current liabilities	2,165,594	1,611,519
Long-term debt	2,659,243	1,456,195
Operating lease liabilities	869,958	822,602
Other noncurrent liabilities	67,031	6,940
Total liabilities	5,761,826	3,897,256
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2020 and 2019	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 72,980,490 and 66,642,611 shares issued and outstanding at December 31, 2020 and 2019	73	67
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 26,564,234 and 26,957,815 shares issued and outstanding at December 31, 2020 and 2019	27	27
Additional paid-in capital	698,482	1,122,548
Accumulated deficit	(1,885,950)	(2,065,423)
Accumulated other comprehensive loss	(4,529)	(1,427)
Total stockholders' deficit	(1,191,897)	(944,208)
Total liabilities and stockholders' deficit	$4,569,929	$2,953,048

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Net revenue	$3,670,851	$2,533,490	$14,145,156	$9,127,057
Cost of goods sold (1)	2,606,261	1,956,135	10,032,985	6,979,725
Gross profit	1,064,590	577,355	4,112,171	2,147,332
Operating expenses:
Customer service and merchant fees (1)	136,734	100,497	509,559	356,727
Advertising	374,611	310,859	1,412,173	1,095,840
Selling, operations, technology, general and administrative (1)	452,680	471,420	1,830,090	1,624,706
Total operating expenses	964,025	882,776	3,751,822	3,077,273
Income (loss) from operations	100,565	(305,421)	360,349	(929,941)
Interest (expense), net	(58,925)	(20,592)	(146,397)	(54,514)
Other (expense) income, net	2,087	(2,701)	(8,633)	2,881
Income (loss) before income taxes	43,727	(328,714)	205,319	(981,574)
Provision for income taxes, net	19,909	1,508	20,323	3,010
Net income (loss)	$23,818	$(330,222)	$184,996	$(984,584)
Earnings (loss) per share:
Basic	$0.24	$(3.54)	$1.93	$(10.68)
Diluted	$0.23	$(3.54)	$1.86	$(10.68)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	98,971	93,321	95,825	92,200
Diluted	102,384	93,321	99,337	92,200

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$3,274	$1,617	$10,200	$5,376
Customer service and merchant fees	5,163	2,854	16,072	9,473
Selling, operations, technology, general and administrative	77,059	62,544	270,600	226,129
	$85,496	$67,015	$296,872	$240,978

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$184,996	$(984,584)
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Depreciation and amortization	285,711	192,419
Equity-based compensation	276,208	227,451
Amortization of discount and issuance costs on convertible notes	134,288	62,111
Other non-cash adjustments	12,638	(1,691)
Changes in operating assets and liabilities:
Accounts receivable, net	(14,726)	(49,187)
Inventories	9,947	(15,631)
Prepaid expenses and other current assets	(61,259)	(32,590)
Other assets	(532)	(1,329)
Accounts payable and other current liabilities	531,526	393,013
Other liabilities	57,934	13,200
Net cash from (for) operating activities	1,416,731	(196,818)

Cash flows from investing activities:
Purchase of short- and long-term investments	(481,670)	(553,858)
Sale and maturities of short-and long-term investments	580,153	115,468
Purchase of property and equipment	(186,040)	(271,742)
Site and software development costs	(148,394)	(129,138)
Other investing activities, net	(124)	(15,567)
Net cash for investing activities	(236,075)	(854,837)

Cash flows from financing activities:
Proceeds from borrowings	200,000	—
Repayment of borrowings	(200,000)	—
Proceeds from issuance of convertible notes, net of issuance costs	2,027,758	935,146
Premiums paid for capped call confirmations	(255,024)	(145,728)
Payments to extinguish convertible debt	(1,040,349)	—
Repurchase of common stock	(380,237)	—
Other financing activities, net	440	(2,914)
Net cash from financing activities	352,588	786,504
Effect of exchange rate changes on cash and cash equivalents	13,443	(1,557)
Net increase (decrease) in cash and cash equivalents	1,546,687	(266,708)

Cash and cash equivalents:
Beginning of year	582,753	849,461
End of year	$2,129,440	$582,753

Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), Free Cash Flow, Adjusted Diluted Earnings (Loss) Per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as net income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest (expense), net, other (expense) income, net, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash from or for operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Adjusted Diluted Earnings (Loss) Per Share is a non-GAAP financial measure that is calculated as GAAP net income (loss) plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings (loss) per share. We believe that these adjustments to our non-GAAP diluted net income (loss) before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA, as well as Adjusted EBITDA Margin, for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$23,818	$(330,222)	$184,996	$(984,584)
Depreciation and amortization	77,179	58,247	285,711	192,419
Equity-based compensation and related taxes	85,496	67,015	296,872	240,978
Interest expense, net	58,925	20,592	146,397	54,514
Other (income) expense, net	(2,087)	2,701	8,633	(2,881)
Provision for income taxes, net	19,909	1,508	20,323	3,010
Other (1)	—	—	3,956	—
Adjusted EBITDA	$263,240	$(180,159)	$946,888	$(496,544)

Net revenue	$3,670,851	$2,533,490	$14,145,156	$9,127,057
Adjusted EBITDA Margin	7.2%	(7.1)%	6.7%	(5.4)%
(1) In 2020, we recorded a $4.0 million loss related to severance costs associated with February 2020 workforce reductions. The values were recorded in selling, operations, technology, general and administrative expenses.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income (loss) to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Segment Adjusted EBITDA:
U.S.	$275,406	$(88,008)	$1,041,892	$(179,010)
International	(12,166)	(92,151)	(95,004)	(317,534)
Adjusted EBITDA	$263,240	$(180,159)	$946,888	$(496,544)

A reconciliation of the numerator and denominator for diluted earnings (loss) per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings (Loss) Per Share, in order to calculate Adjusted Diluted Earnings (Loss) Per Share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Numerator:
Net income (loss)	$23,818	$(330,222)	$184,996	$(984,584)
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	—	—	—	—
Numerator for diluted EPS - net income (loss) available to common stockholders after the effect of dilutive securities	23,818	(330,222)	184,996	(984,584)
Adjustments to net income (loss)
Interest expense associated with convertible debt instruments	3,027	—	8,790	—
Equity-based compensation and related taxes	85,496	67,015	296,872	240,978
Provision for income taxes, net	19,909	1,508	20,323	3,010
Other	—	—	3,956	—
Numerator for Adjusted Diluted EPS - Adjusted net income (loss)	$132,250	$(261,699)	$514,937	$(740,596)
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	98,971	93,321	95,825	92,200
Effect of dilutive securities:
Employee stock options	20	—	29	—
Restricted stock units	3,393	—	3,483	—
Convertible debt instruments	—	—	—	—
Dilutive potential common shares	3,413	—	3,512	—
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	102,384	93,321	99,337	92,200
Adjustments to effect of dilutive securities:
Employee stock options	—	—	—	—
Restricted stock units	—	—	—	—
Convertible debt instruments	3,979	—	2,913	—
Denominator for Adjusted Diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	106,363	93,321	102,250	92,200
Diluted Earnings (Loss) per Share	$0.23	$(3.54)	$1.86	$(10.68)
Adjusted Diluted Earnings (Loss) per Share	$1.24	$(2.80)	$5.04	$(8.03)

The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
U.S. net revenue	$2,999,099	$2,139,961	$11,900,658	$7,764,831
International net revenue	671,752	393,529	2,244,498	1,362,226
Total net revenue	$3,670,851	$2,533,490	$14,145,156	$9,127,057

The following table presents a reconciliation of net cash from or for operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net cash from (for) operating activities	$206,743	$(36,295)	$1,416,731	$(196,818)
Purchase of property and equipment	(39,737)	(87,774)	(186,040)	(271,742)
Site and software development costs	(38,716)	(34,441)	(148,394)	(129,138)
Free Cash Flow	$128,290	$(158,510)	$1,082,297	$(597,698)

Quarterly Financial Metrics (Unaudited)
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2020:

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(in thousands)
Segment Financial Metrics:
U.S. Net Revenue	$2,999,099	$3,274,872	$3,651,704	$1,974,983	$2,139,961	$1,966,654	$2,000,518	$1,657,698
U.S. Adjusted EBITDA	$275,406	$377,007	$434,574	$(45,095)	$(88,008)	$(62,878)	$(342)	$(27,782)
International Net Revenue	$671,752	$564,698	$652,968	$355,080	$393,529	$338,833	$342,733	$287,131
International Adjusted EBITDA	$(12,166)	$(5,895)	$5,239	$(82,182)	$(92,151)	$(81,306)	$(69,641)	$(74,436)

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(in thousands)
Net income (loss)	$23,818	$173,166	$273,877	$(285,865)	$(330,222)	$(272,035)	$(181,938)	$(200,389)
Depreciation and amortization	77,179	72,575	69,114	66,843	58,247	50,250	44,339	39,583
Equity-based compensation and related taxes	85,496	76,683	70,701	63,992	67,015	65,275	56,855	51,833
Interest expense, net	58,925	36,315	28,939	22,218	20,592	14,432	10,252	9,238
Other expense (income), net	(2,087)	13,584	(3,110)	246	2,701	(2,182)	(322)	(3,078)
Provision for income taxes, net	19,909	(1,211)	292	1,333	1,508	76	831	595
Other (1)	—	—	—	3,956	—	—	—	—
Adjusted EBITDA	$263,240	$371,112	$439,813	$(127,277)	$(180,159)	$(144,184)	$(69,983)	$(102,218)
(1) We recorded a $4.0 million loss related to severance costs associated with February 2020 workforce reductions. The values were recorded in selling, operations, technology, general and administrative expenses.